Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of August 3, 2023 (the “Effective Date”), is entered into by and between Jupiter Wellness, Inc. (the “Assignor”) and SRM Entertainment, Inc. (the “Assignee”).

WHEREAS, the Assignor entered into an Employment Agreement, (together with the amendments thereto, the “Employment Agreement”) with Douglas McKinnon (the “Executive”), who is an executive officer of the Assignee and an employee of the Assignor and/or one of its affiliates, dated August 5, 2019;

WHEREAS, the Assignor will cause the Assignee to assume and agree to perform the Assignee’s obligations under the Employment Agreement, and that effective upon such assumption, the Assignor will have no further liability for the Employment Agreement, except as set forth in Schedule A attached hereto (the “Retained Obligations”), and the Assignee will be expressly and unconditionally responsible for its liabilities set forth in the Employment Agreement;

WHEREAS, effective as of the Effective Date, the Assignor desires to assign and the Assignee desires to assume and discharge or perform when due, all of the Assignor’s obligations under the Employment Agreement other than the Retained Obligations;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and in the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of Employment Agreement

Effective as of the Effective Date, the Assignor hereby irrevocably, absolutely and unconditionally assigns, transfers, conveys and delivers to the Assignee and its successors and permitted assigns forever all of the Assignor’s right, title and interest of every kind, nature and description in, to and under the Employment Agreement, except as related to the Retained Obligations.

2. Acceptance of Assignment and Assumption of Employment Agreement

(a) Effective as of the Effective Date, the Assignee hereby accepts the assignment, transfer, conveyance and delivery of the Employment Agreement, other than with respect to the Retained Obligations.

(b) Effective as of the Effective Date, the Assignee hereby irrevocably, absolutely and unconditionally assumes, undertakes and agrees to pay, perform and discharge in full, and release and discharge the Assignor and its affiliates, successors and assigns, irrevocably, completely, unconditionally and forever from any and all obligations under the Employment Agreement, other than the Retained Obligations.

3. Acknowledgement that Employment Agreement Conditioned upon the IPO

The Assignor and the Assignee acknowledge and agree that, except as otherwise provided in Schedule A attached hereto with respect to the Retained Obligations, if the proposed initial public offering of the Assignee is not consummated by December 31, 2023, this Agreement will terminate and have no effect (including on the terms of the Executive’s employment with the Assignor and its affiliates).

[Next page is a signature page.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf.

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Name:	Brian John
Title:	Chief Executive Officer
Date:	08/03/2023

SRM ENTERTAINMENT, INC.

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Chief Executive Officer
Date:	08/03/2023

IN WITNESS WHEREOF, the undersigned has agreed to this Agreement between Jupiter Wellness, Inc. and SRM Entertainment, Inc., whereas SRM Entertainment, Inc. has assumed the obligations under the Employment Agreement.

DOUGLAS O. MCKINNON

By:	/s/ Douglas McKinnon
Name:	Douglas McKinnon
Date:	08/03/2023

SCHEDULE A

RETAINED OBLIGATIONS

$25,000 is payable to the Executive as a result of the cancellation of the Assignor’s common stock issued in lieu of salary recorded in the books and records of the Assignor.

The term of all unexercised options of Assignor held by the Executive will continue through the full-term of the Executive’s option.